EXHIBIT 99.1
ELECTROMAGNETIC ENTERPRISE
Financial Statements
As of and for the year ended December 31, 2015

Table of Contents
Page
Independent Auditor's Report	3
Financial Statements
Balance Sheet	4
Statement of Operations and Comprehensive Income	5
Statement of Equity	6
Statement of Cash Flows	7
Notes to Financial Statements	8

Independent Auditor’s Report

Board of Directors
Electromagnetic Enterprise
Kenosha, WI

We have audited the accompanying financial statements of Electromagnetic Enterprise, which comprise the balance sheet as of December 31, 2015, and the related statements of operations and comprehensive income, equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electromagnetic Enterprise as of December 31, 2015, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

New York, New York
December 15, 2016

ELECTROMAGNETIC ENTERPRISE

BALANCE SHEET
(Dollars in thousands)

As of December 31, 2015
ASSETS
CURRENT ASSETS:
Accounts receivable, net of allowance for doubtful accounts of $412	$4,935
Due from affiliates	3,204
Inventories, net	2,920
Prepaid and other current assets	4
Total current assets	11,063
Property, plant and equipment, net	1,789
Total assets	$12,852

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,861
Income taxes payable	3,255
Other accrued expenses	693
Total current liabilities	7,809
Deferred income taxes	218
Total liabilities	$8,027

COMMITMENTS AND CONTINGENCIES (NOTE 9)
EQUITY:
Cumulative net distributions to parent	(33,542)
Cumulative net earnings	38,367
Total equity	4,825
Total liabilities and equity	$12,852

See notes to financial statements.

ELECTROMAGNETIC ENTERPRISE

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
(Dollars in thousands)

Year Ended December 31, 2015
Net sales	$54,676
Cost of sales	42,059
Gross profit	12,617
Selling, general and administrative expenses	4,237
Income before income taxes	8,380
Income tax expense	3,306
Net income and comprehensive income	$5,074

See notes to financial statements.

ELECTROMAGNETIC ENTERPRISE

STATEMENT OF EQUITY
(Dollars in thousands)

Year Ended December 31, 2015
Balance –January 1, 2015	$5,542
Net income	5,074
Net distributions to parent	(5,791)
Balance – December 31, 2015	$4,825

See notes to financial statements.

ELECTROMAGNETIC ENTERPRISE

STATEMENT OF CASH FLOWS
(Dollars in thousands)

Year Ended December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	489
Deferred income tax provision	52
Changes in assets and liabilities:
Accounts receivable	(642)
Inventories	424
Prepaid expenses and other assets	(1)
Accounts payable	325
Accrued expenses	(424)
Income taxes payable	557
Net cash provided by operating activities	5,854

CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment additions	(63)
Net cash used in investing activities	(63)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to parent	(5,791)
Net cash used in financing activities	(5,791)

NET INCREASE (DECREASE) IN CASH	-
Cash at beginning of year	-
Cash at end of year	$-

See notes to financial statements.

ELECTROMAGNETIC ENTERPRISE
NOTES TO FINANCIAL STATEMENTS
(Dollars in thousands)

1.	DESCRIPTION OF THE COMPANY

Electromagnetic Enterprise ("EME" or "the Company") is a division of Hamilton Sundstrand Corporation, a Delaware corporation ("HSC"). EME designs, develops, manufactures, markets, services, distributes, repairs, and sells electric motors, starters and generators for certain commercial applications, including for use in commercial hybrid electric vehicles and refrigeration and in the aerospace and defense sectors.

The Company product offerings are marketed throughout the United States and internationally. The Company headquarters and manufacturing facilities are located in Kenosha, WI.

2.	SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").

During 2015, Electromagnetic Enterprise was a business unit of HSC which is an operating division of United Technologies Aerospace Systems ("UTAS" or "the Parent"), a subsidiary of United Technologies, Inc. EME did not operate as a stand-alone entity. These financial statements reflect the assets, liabilities, revenue and expenses directly attributable to the Company, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in invested equity and cash flows of the Company on a stand-alone basis. The allocation methodologies have been described in Note 11, and management considers the allocations to be reasonable. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in invested equity and cash flows of the Company in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including those related to bad debts, inventories, accrued expenses, warranties accrual, income taxes, allocation of expense from the Parent company, contingencies and litigation. Estimates are based on historical experience, expected future cash flow and various other assumptions that are believed to be reasonable under the circumstances, the result of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Cash

Treasury activities are centralized by UTAS such that cash collections are automatically swept to UTAS which in turn funds disbursements. As a result, the Company does not hold any cash.

Accounts Receivable and Allowance for Doubtful Accounts

The Company extends credit to customers based on its evaluation of the customer’s financial condition. The Company makes ongoing estimates relating to the collectability of its accounts receivable and maintains an allowance for estimated losses resulting from the inability of customers to make required payments. In addition, accounts that are outstanding longer than contractual payment terms are considered past due. In determining the amount of the allowance, the Company considers historical level of credit losses, the length of time its trade receivables are past due and makes judgments about the creditworthiness of significant customers based on ongoing credit evaluations The Company does not typically charge interest on past due receivables. At December 31, 2015, the Company’s allowance for doubtful accounts was $412.

Customer Concentration

The Company has two large customers who together accounted for 88% of total sales in 2015 and 66% of total accounts receivable and due from affiliates at December 31, 2015. One of the two large customers is a related party as described below and in Note 10. Although the Company believes that its overall relations with customers are good, there can be no assurance that such customers will continue to purchase from the Company. The loss of any of the Company’s major customers or a significant decrease in demand for certain products could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Due from Affiliates

Due from affiliates represents sales transactions made by the Company to the Company’s parent or other affiliated entities that have not been settled as of December 31, 2015. These transactions between the related entities are within the normal course of operating the businesses.

Inventories

Inventories are stated at the lower of cost or market using first-in, first-out ("FIFO") or weighted average methods and include the cost of materials, labor and manufacturing overhead.

Inventories are evaluated for estimated excess and obsolescence based upon assumptions about future demand and historical usage and are adjusted accordingly.

Property, Plant and Equipment

Property, plant and equipment are recorded at historical cost. Depreciation is provided principally on the straight line method over the estimated useful lives of the assets which range as follows: Leasehold improvements - shorter of the asset life or lease term of the lease, and Machinery and Equipment - 5 to 16 years. Maintenance and repairs are charged to expense, and renewals and betterments are capitalized. Gain or loss on disposals are recorded in operating income.

The Company assesses its long-lived assets for impairment whenever facts and circumstances indicate that the carrying amount may not be fully recoverable. If required, an impairment loss is measured based upon the difference between the carrying amount and the fair value of the assets. No impairment losses were recognized for the year ended December 31, 2015.

Warranty Reserves

The Company provides warranties at no cost to customers covering manufacturing defects over a period of 1-3 years. The Company estimates and records a warranty reserve liability based on historical warranty expenses.

Revenue Recognition

Revenues are recognized when title and risk of loss has passed to the customer. This condition is generally met when the product has been shipped. Revenues are stated net of any discounts provided to customers.

Income Taxes

The Company accounts for income taxes under the liability method. Under this method, deferred income taxes are recognized for the tax consequence in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company and the Parent file a consolidated income tax return for Federal purposes. For financial reporting purposes, the provision for Federal and state income taxes are computed on a separate company basis.

3.	NEW ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The Standard is revised to be effective for fiscal years beginning after December 15, 2017. The Company is currently evaluating the potential impact of this new guidance.

In July 2015, the FASB issued Accounting Standards Update No. 2015-11, Simplifying the Measurement of Inventory (ASU 2015-11), which changes guidance for subsequent measurement of inventory within the scope of the Update from the lower of cost or market to the lower of cost and net realizable value. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016. The Company is currently evaluating the potential impact of this new guidance.

In November 2015, the FASB issued Accounting Standards Update 2015-17, Balance Sheet Classification of Deferred Taxes (ASU 2015-17), that will require companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. This new guidance is effective for fiscal years beginning after December 15, 2016. The Company retrospectively adopted ASU 2015-17 in 2015 and has reflected the impact in its statement of financial position.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases, which requires lessees to put most leases on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice. The new standard states that a lessee will recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. Expense related to leases determined to be operating leases will be recognized on a straight-line basis, while those determined to be financing leases will be recognized following a front-loaded expense profile in which interest and amortization are presented separately in the income statement.

The Company is currently evaluating the impact of this new guidance. These changes are effective for fiscal years beginning after December 15, 2018.

4.	INVENTORIES

Inventories, net, were categorized as follows:

December 31, 2015
Inventories:
Raw materials and supplies	$2,341
Work-in-process	9
Finished goods	617
Less reserve for obsolescence	(47)
Total Inventories, net	$2,920

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

December 31, 2015
Property, plant and equipment, net:
Leasehold improvements	$418
Machinery and equipment	11,507
Less accumulated depreciation	(10,136)
Total Property, plant and equipment, net	$1,789

Depreciation expense totaled $489 for 2015.

6.	INCOME TAXES

Taxable income and / or loss generated by the Company has been included in the consolidated federal income tax returns of the Parent and certain of its state income tax returns. The Company has determined income taxes in the accompanying financial statements as if it were held in a separate corporation which filed separate income tax returns. Management believes the assumptions underlying its determination of income taxes on a separate return basis are reasonable. However, the amounts determined for income taxes in the accompanying financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had the Company been held within a separate stand-alone entity.

The provision for income taxes included in the statement of operations consists of the following:

Year Ended December 31, 2015
Current federal provision	$2,577
Current state provision	677
Deferred federal provision	45
Deferred state provision	7
Provision for income taxes	$3,306

A reconciliation between income taxes at the 34% statutory Federal income tax rate and the provision for income taxes for 2015 is as follows:

Year Ended December 31, 2015
Income tax provision at Federal statutory rate	$2,852
Increase in income taxes arising from effect of:
State and local income taxes	450
Other	4
Provision for income taxes	$3,306

Presented below are the elements which comprise deferred tax assets and liabilities:

December 31, 2015
Net deferred tax asset (liability):
Allowance for doubtful accounts	$136
Inventory	18
Accrued expenses	112
Property, plant and equipment	(484)
Net deferred tax liability	$(218)

The deferred tax liability represents the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting and income tax purposes. No significant uncertain tax positions have been identified.

The Company, as a separate entity, would have filed federal, state and local income tax returns in the U.S. While the Company does business globally, it does not maintain a foreign presence that would subject the Company to foreign income taxes. In the normal course of business, the Company would be subject to examination by taxing authorities. Even though the Company did not actually file returns as a separate entity, it is still subject to income tax examination through the Parent.

7.	401(k) SAVINGS PLAN

The Company participates in a savings plan maintained by its Parent and available to employees meeting eligibility requirements. The plan is a tax qualified plan under Section 401(k) of the Internal Revenue Code. The Company makes a matching contribution in Parent company stock equaling 60% of the first 6% contributed by an employee along with a cash contribution regardless of employee contribution which ranges from 3% to 5.5% based on employee age. Company contributions were made by the Parent and allocated to the Company as part of an overall fringe benefit percentage. The 2015 contribution made by the Company is immaterial to the financial statements.

8.	FAIR VALUE MEASUREMENT

The carrying amounts of all financial instruments approximate their estimated fair values in the accompanying balance sheet. The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

9.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office facilities, machinery and computer equipment under noncancellable operating leases. Rent expense was approximately $250 in 2015. Future minimum payments, by year and in the aggregate, under the noncancellable operating leases with terms of one year or more consist of the following at December 31, 2015:

Year Ending	Operating Leases
2016	$260
2017	2
Total future minimum lease payments	$262

Litigation

The Company is exposed to asserted and unasserted potential claims encountered in the normal course of business. The Company believes it has meritorious defenses in all lawsuits in which the Company is a defendant. Management believes that none of this litigation, if determined unfavorable to the Company, would have a material adverse effect on the financial condition or results of operations of the Company.

10.	RELATED PARTIES

The Company’s related parties consist of UTAS, its parent company, and Carrier Corporation, a sister subsidiary of United Technologies, Inc.

Transactions among related parties	Transaction Value for the Year Ended December 31, 2015	Outstanding Balance at December 31, 2015
Sales of Goods
UTAS	$2,785	$768
Carrier Corporation	$17,346	$2,436
Allocation of Expenses of UTC (Note 11)	$1,207	$-

UTAS performs cash management functions on behalf of the Company. Substantially all cash balances are swept to UTAS on a daily basis, where they are managed and invested. As a result, all charges and cost allocations covered by these centralized cash management functions are deemed to have been paid by the Company to UTAS, in cash, during the period in which the cost was recorded in the financial statements. In addition, all cash receipts are transferred to UTAS as received. The excess of cash receipts transferred over the charges and cash allocation is reflected as net cash distributions to UTAS in the statements of equity and cash flows. The accumulated, historical net total of these transactions is approximately $33,500 and is carried as a reduction of equity because it will not be settled in cash or otherwise. We consider all transactions with UTAS to be financing transactions, which are presented as net cash distributions in the accompanying statement of cash flows.

UTAS has not assigned any debt specifically to the Company and as such does not allocate any interest expense.

11.	ALLOCATION OF PARENT COMPANY OVERHEAD

During 2015, certain services were provided to the Company by its Parent for which no allocation was passed through to the Company. In order to reflect all the costs of doing business as a stand-alone entity, management has made adjustments to the financial statements to include an estimate of the expenses that the parent company incurred on its behalf. Management identified and allocated these additional expenses based upon the number of additional employees (or portions thereof) at reasonable salary rates that were deemed necessary to perform the functions of information technologies, international trade review, contract review, human resources, in-house legal and tax services and general financial support. Management also determined based on inquiry and historical review that certain additional costs for information technology and outside legal and audit fees were incurred to support the Company’s operations. Management believes that these estimates are reasonable. They are summarized below:

December 31, 2015
Additional employee costs	$831
Audit, IT and legal outside services	376
Total allocations	$1,207

12.	SUBSEQUENT EVENTS

In accordance with Accounting Standards Codification Topic 855, the Company evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through December 15, 2016, the date the financial statements were available for issuance. The following subsequent event is noted:

On September 30, 2016, the Company was acquired by SL Montevideo Technology, Inc., a subsidiary of SL Industries, Inc., for $64,500 in cash and assumption of certain ordinary course business liabilities, subject to various adjustments related to working capital, quality of earnings and future minimum purchases.